Exhibit 10.62

TERMINATION AMENDMENT FOR THE
ENERGIZER HOLDINGS, INC.
EXECUTIVE HEALTH PLAN
FOR ACTIVE EMPLOYEES

Energizer Holdings, Inc. (the "Company") established the Energizer Holdings, Inc. Executive Health Plan (the "Plan"), effective as of April 1, 2000, to provide medical, dental and vision benefits for eligible employees and their eligible dependents and eligible retirees.
The Plan was amended and restated in its entirety effective as of March 28, 2003.
By resolution of the Compensation Committee, the Plan was frozen to new participants effective as of October 9, 2006.
The Plan was amended and restated effective as of January 1, 2009 ("2009 Restatement"). The 2009 Restatement was amended effective as of January 1, 2011 in connection with the creation of a stand-alone plan for retired employees to change the name of the portion of the Plan for active colleagues to the Energizer Holdings, Inc. Executive Health Plan for Active Employees ("Active Plan") and was further amended by a Clarifying Amendment to adopt changes to memorialize the October 9, 2006 Compensation Committee resolution freezing participation in the Plan and to make such other changes as necessary to reflect the adoption of the stand-alone retiree executive health plan.
The Energizer Plans Administrative Committee appointed by the Company ("EPAC") is authorized to amend the Active Plan at any time as it may deem appropriate.
EPAC now wishes to amend the Active Plan to terminate coverage under the Active Plan and the corresponding stand-alone executive health plan for retired colleagues effective as of December 31, 2012.
NOW, THEREFORE, the Active Plan is amended effective as of December 31, 2012, as follows:
1.    The Active Plan is terminated effective as of the close of business on December 31, 2012.
2.    Covered Expenses of a Covered Individual incurred prior to January 1, 2013 shall be processed in accordance with the terms of the Active Plan prior to the date of termination. In no event shall the Covered Expenses of a Covered Individual incurred after December 31, 2012 be paid under the Active Plan or the stand-alone plan for retired employees.

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IN WITNESS WHEREOF, EPAC has caused this Termination Amendment for the Active Plan to be executed on behalf of the Company this 11th day of September, 2012.

ENERGIZER HOLDINGS, INC.

By:	/s/ Peter J. Conrad

Name:	Peter J. Conrad

Title:	Vice President, Human Resources

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